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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF ASIAINFO HOLDINGS, INC.

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                                      Name under which                      State or other jurisdiction
Subsidiary                            the subsidiary does business          of incorporation
-------------------------------------------------------------------------------------------------------
AsiaInfo H.K. Limited                 AsiaInfo HK                           Hong Kong

AsiaInfo (H.K.) Systems Co. Limited   AsiaInfo HK                           Hong Kong

AsiaInfo Technologies (Chengdu), Inc. AsiaInfo Chengdu                      China

AsiaInfo Technologies (China), Inc.   AsiaInfo Technologies                 China

Bonson Information Technology         Bonson Information Cayman
Holdings Limited                      Technology Limited Islands

Bonson Information Technology         Bonson Information                    British
Limited                                Technology Limited                    Virgin
                                                                             Islands

AsiaInfo Management Software, Inc.    AsiaInfo Management Software          China

Marsec Holdings, Inc.                 Marsec                                Cayman
                                                                             Islands

Marsec System, Inc.                   Marsec                                China
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